Aflac Incorporated Form 8-K	Exhibit 5.2

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

September 26, 2012

Aflac Incorporated

1932 Wynnton Road

Columbus, Georgia 31999

Re:	Aflac Incorporated 5.50% Subordinated Debentures due 2052

Ladies and Gentlemen:

We have acted as special counsel to Aflac Incorporated, a Georgia corporation (the “Company”), in connection with the Underwriting Agreement, dated September 19, 2012 (the “Underwriting Agreement”), between the Company and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Goldman, Sachs & Co., as representatives of the underwriters named therein (the “Underwriters”) and the Company relating to the sale by the Company to the Underwriters of $450,000,000 aggregate principal amount of the Company’s 5.50% Subordinated Debentures due 2052 (the “Debentures”) (or $517,500,000 aggregate principal amount if the underwriters exercise their over-allotment option in full pursuant to the terms of the Underwriting Agreement) to be issued under the Subordinated Indenture, dated as of September 26, 2012 (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of September 26, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The Underwriting Agreement, the Indenture and the Debenture Certificate (as defined below) are referred to herein collectively as the “Transaction Documents.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Aflac Incorporated

September 26, 2012

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3ASR (File No. 333-181089) of the Company relating to the Debentures and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2012 under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus supplement, dated September 19, 2012, relating to the offering of the Debentures, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(c) an executed copy of the Underwriting Agreement;

(d) an executed copy of the Indenture; and

(e) the global certificate evidencing the Debentures in the form executed and delivered by the Company to the Trustee for authentication and delivery (the “Debenture Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto (including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion set forth

Aflac Incorporated

September 26, 2012

below, the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Georgia) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of the State of New York insofar as we express our opinion herein. We have also assumed that the terms of the Debentures have been established so as not to, and that the execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (ii) any law, rule, or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, and others.

Our opinions set forth herein are limited to those laws of the State of New York, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such Opined on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, assuming the Debentures have been duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Debentures will constitute valid and

Aflac Incorporated

September 26, 2012

binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

The opinion set forth above is subject to the following further qualifications, assumptions and limitations:

(i) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(ii) to the extent the opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, our opinion stated herein is rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Company’s Current Report on Form 8-K, dated the date hereof. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP